UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): July 9, 2021

VIVINT SMART HOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Refinancing Transactions

Overview

On July 9, 2021, APX Group, Inc. (the “Issuer”), an indirect, wholly owned subsidiary of Vivint Smart Home, Inc. (the “Company” or “Vivint”), issued $800.0 million aggregate principal amount of 5.75% Senior Notes due 2029 (the “Notes”), pursuant to an indenture, dated as of July 9, 2021 (the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent.

Concurrently with the Notes offering, the Issuer refinanced its existing credit facilities with (i) a new $1,350.0 million first lien senior secured term loan facility (the “New Term Loan Facility”) and (ii) a new $370.0 million senior secured revolving credit facility (the “New Revolving Credit Facility” and together with the New Term Loan facility, the “New Senior Secured Credit Facilities”), with the lenders party thereto and Bank of America, N.A. as a lender, administrative agent and collateral agent. The Issuer is the borrower under the New Senior Secured Credit Facilities (the “Borrower”).

Vivint used the net proceeds from the Notes offering, together with the borrowings under the New Senior Secured Credit Facilities and cash on hand, to (i) redeem (the “2022 Notes Redemption”) all of the Issuer’s outstanding 7.875% Senior Secured Notes due 2022 (the “2022 Notes”), (ii) redeem (the “2023 Notes Redemption”) all of the Issuer’s outstanding 7.625% Senior Notes due 2023 (the “2023 Notes”), (iii) redeem (the “2024 Notes Redemption” and together with the 2022 Notes Redemption and the 2023 Notes Redemption, the “Redemptions”) all of the Issuer’s outstanding 8.50% Senior Secured Notes due 2024 (the “2024 Notes” and together with the 2022 Notes and the 2023 Notes, the “Redeemed Notes”), (iv) repay amounts outstanding, and to terminate all commitments, under its existing revolving credit facility and term loan facility and (v) pay the related redemption premiums and all fees and expenses related thereto. The Issuer irrevocably deposited funds with the applicable trustee and/or paying agent to effect the Redemptions and to satisfy and discharge all of the Issuer’s remaining obligations under the indentures governing each series of the Redeemed Notes.

Senior Notes due 2029

The following is a brief description of the terms of the Notes and the Indenture. Capitalized terms used herein, but not defined herein, will have the meanings given to them in the Indenture.

Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2022. Interest on the Notes will accrue from and including July 9, 2021. The Notes will mature on July 15, 2029.

Ranking

The Notes and the guarantees thereof are the Issuer’s and the Guarantors’ senior unsecured obligations and rank:

•	equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior indebtedness;

•	senior in right of payment to all of the Issuer’s and the Guarantors’ future subordinated indebtedness and other obligations that are expressly subordinated in right of payment to the Notes;

•

effectively subordinated to all of the Issuer’s and Guarantors’ existing and future secured indebtedness (including the New Senior Secured Credit Facilities and the Issuer’s existing secured notes due 2027) to the extent of the value of the collateral securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness claims of holders of preferred stock and other liabilities of the Issuer’s subsidiaries that do not guarantee the notes.

Guarantees

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Company, APX Group Holdings, Inc. (“Holdings”), the direct parent of the Issuer and the direct, wholly owned subsidiary of the Company, and each of the Issuer’s existing restricted subsidiaries that guarantee indebtedness under the Issuer’s New Senior Secured Credit Facilities and existing senior secured notes. The Issuer’s existing and future foreign subsidiaries are not expected to guarantee the Notes. These guarantees are subject to release under specified circumstances.

Optional Redemption

The Issuer may, at its option, redeem at any time and from time to time prior to July 15, 2024, some or all of the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date plus the applicable “make-whole premium.” From and after July 15, 2024, the Issuer may, at its option, redeem at any time and from time to time some or all of the Notes at the applicable redemption prices listed in the Indenture. In addition, on or prior to July 15, 2024, the Issuer may, at its option, at any time and from time to time, redeem an aggregate principal amount of Notes not to exceed the amount of the Net Cash Proceeds (as defined in the Indenture) received by the Issuer from one or more Equity Offerings (as defined in the Indenture) or a capital contribution to the Issuer made with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to (i) 105.750% of the aggregate principal amount of the Notes redeemed, plus (ii) accrued and unpaid interest, if any, to but excluding, the redemption date; provided that (1) the amount redeemed shall not exceed 40% of the aggregate principal amount of the Notes issued under the Indenture (including any additional Notes issued thereunder); (2) at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption (unless all Notes are redeemed or repurchased or to be redeemed or repurchased substantially concurrently); and (3) each such redemption occurs within 180 days of the date of closing of the applicable Equity Offering.

Change of Control Offer

Upon the occurrence of specific kinds of change of control, if the Issuer does not redeem the Notes, the holders of the Notes will have the right to require the Issuer to repurchase some or all of the holders’ Notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of certain of the Issuer’s subsidiaries to:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

These covenants are subject to a number of important limitations and exceptions.

Events of Default

The Indenture also provides for events of default which, if any of them occur, would permit or require the principal of and premium, if any, and interest on the Notes to become or to be declared due and payable immediately. The foregoing description of the Indenture is included to provide you with a summary of its key terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

New Senior Secured Credit Facilities

On July 9, 2021 (the “Closing Date”), the Borrower amended and restated its senior secured term loan credit agreement with a new senior secured credit agreement (the “Credit Agreement”) that will govern the New Senior Secured Credit Facilities with the lenders party thereto and Bank of America, N.A. as administrative agent, collateral agent and an L/C issuer. The New Senior Secured Credit Facilities provide for (i) the New Term Loan Facility in an aggregate principal amount of $1,350.0 million and (ii) the New Revolving Credit Facility in an aggregate principal amount of $370.0 million.

The New Revolving Credit Facility includes a sub-facility for letters of credit. In addition, the Credit Agreement provides that the Borrower will have the right at any time, subject to customary conditions, to request incremental term loans or incremental revolving credit commitments in an aggregate principal amount of up to (a) the greater of (1) $925.0 million and (2) an amount equal to 100% of the Borrower’s trailing consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, on a pro forma basis, plus (b) payments made in connection with (i) all voluntary prepayments, repurchases and redemptions of the term loans under the Credit Agreement and certain incremental equivalent debt and (ii) all voluntary prepayments of the revolving credit loans under the Credit Agreement accompanied with permanent revolving credit commitment reductions under the Credit Agreement, in each case prior to or simultaneous with the date of any such incurrence (to the extent not funded with the proceeds of long-term debt other than revolving loans), plus (c) an additional unlimited amount so long as the Borrower (I) in the case of incremental indebtedness that is secured by the collateral securing the New Term Loan Facility (the “Collateral”) on a pari passu basis with the New Term Loan Facility, does not exceed a specified pro forma first lien net leverage ratio (or, in the case of such incremental indebtedness incurred in connection with a permitted acquisition or other similar investment not prohibited by the Credit Agreement, so long as the Borrower does not exceed the pro forma first lien net leverage ratio immediately prior to such incurrence or any related transactions), (II) in the case of incremental indebtedness that is secured on the Collateral on a junior basis with respect to the New Term Loan Facility, does not exceed a specified pro forma secured net leverage ratio (or, in the case of such incremental indebtedness incurred in connection with a permitted acquisition or other similar investment not prohibited by the Credit Agreement, so long as the Borrower does not exceed the pro forma secured net leverage ratio immediately prior to such incurrence or any related transactions) and (III) in the case of unsecured incremental indebtedness (or indebtedness secured by assets that do not constitute the Collateral), either does not exceed a specified pro forma total net leverage ratio or satisfies a specified pro forma interest coverage ratio (or, in the case of such incremental indebtedness incurred in connection with a permitted acquisition or other similar investment not prohibited by the Credit Agreement, so long as the Borrower does not exceed the pro forma total net leverage ratio or the Borrower does not allow our interest coverage ratio to be less than, as applicable, immediately prior to such incurrence or any related transactions). The lenders under the New Senior Secured Credit Facilities will not be under any obligation to provide any such incremental loans or commitments, and any such addition of or increase in loans will be subject to certain customary conditions precedent and other provisions.

Interest Rate

Borrowings under the New Term Loan Facility and the New Revolving Credit Facility will bear interest, at the Borrower’s option, at a rate per annum equal to either (a)(i) a base rate determined by reference to the highest of (1) the “Prime Rate” in the United States as published in The Wall Street Journal, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBO rate for a one month interest period plus 1.00%, plus (ii) 2.50% (or after the delivery of financial statements for the fiscal quarter ending December 31, 2021, between 2.50% and 2.00%, depending on the first lien net leverage ratio of the applicable fiscal quarter) or (b)(i) a LIBO rate determined by reference to the applicable page for the LIBO rate for the interest period relevant to such borrowing plus (ii) 3.50% (or after the delivery of financial statements for the fiscal quarter ending December 31, 2021, between 3.50% and 3.00%, depending on the first lien net leverage ratio of the applicable fiscal quarter), subject in each case to an agreed interest rate floor.

Prepayments

The New Senior Secured Credit Facilities contain certain mandatory prepayment requirements, including with respect to asset sale proceeds and proceeds from certain incurrences of indebtedness.

The Borrower may voluntarily repay outstanding loans under the New Senior Secured Credit Facilities at any time without premium or penalty, other than customary breakage costs with respect to LIBO rate loans; provided, however, that that any voluntary prepayment, refinancing or repricing of the term loans under the New Term Loan Facility in connection with certain repricing transactions that occur prior to the six-month anniversary of the closing of the New Senior Secured Credit Facilities are subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced.

Amortization and Final Maturity

The term loans under the New Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on the date that is seven years after the Closing Date. The New Revolving Credit Facility will mature five years after the Closing Date.

Guarantees and Collateral

All of the Borrower’s obligations under the New Senior Secured Credit Facilities and certain hedge agreements and cash management arrangements provided by any lender party to the New Senior Secured Credit Facilities or any of its affiliates and certain other persons are unconditionally guaranteed by Holdings, the Borrower (with respect to hedge agreements and cash management arrangements not entered into by the Borrower) and each of the Borrower’s existing and subsequently acquired or organized direct or indirect material wholly-owned domestic restricted subsidiaries, with customary exceptions including, among other things, where providing such guarantees is not permitted by law, regulation or contract or would result in material adverse tax consequences.

All obligations under the New Senior Secured Credit Facilities and certain hedge agreements and cash management arrangements provided by any lender party to the New Senior Secured Credit Facilities or any of its affiliates and certain other persons, and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by: (i) a perfected first-priority pledge of all the equity interests of the Borrower and each wholly-owned material restricted subsidiary of the Borrower that is directly held by the Borrower or a subsidiary guarantor (excluding equity interests in any subsidiary with respect to which the burden or cost or other consequences (including any material adverse tax consequences) of the pledge shall be excessive in view of the benefits to be obtained) and (ii) perfected first-priority security interests in substantially all tangible and intangible personal property of the Borrower and the subsidiary guarantors (excluding, for the avoidance of doubt, all real property of the Borrower and the subsidiary guarantors).

Ranking

The collateral securing the obligations under the New Senior Secured Credit Facilities, together with the Borrower’s secured notes and certain other future indebtedness and obligations permitted under the indentures governing the Borrower’s outstanding notes and the Credit Agreement, are subject to first priority liens securing such indebtedness.

Certain Covenants and Events of Default

The New Senior Secured Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Borrower’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness and guarantee indebtedness

•	create or incur liens on Collateral;

•	engage in mergers or consolidations;

•	consolidate or merge;

•	sell, transfer or otherwise dispose of assets;

•	pay dividends and distributions or repurchase capital stock;

•	prepay, redeem or repurchase certain subordinated indebtedness;

•	make investments, loans and advances;

•	enter into certain transactions with affiliates;

•	enter into agreements that prohibit our ability and the ability of our restricted subsidiaries to incur liens on assets; and

•	enter into amendments to certain subordinated indebtedness in a manner materially adverse to the lenders under the New Senior Secured Credit Facilities.

The New Senior Secured Credit Facilities contain a springing financial covenant requiring compliance with a maximum ratio of consolidated first lien net indebtedness to consolidated EBITDA, applicable solely to the New Revolving Credit Facility. The financial covenant will be tested on the last day of any fiscal quarter (commencing with the first full fiscal quarter to occur after the closing of the New Senior Secured Credit Facilities) only if the aggregate principal amount of borrowings under the New Revolving Credit Facility and outstanding letters of credit (except to the extent such letters of credit have been cash collateralized or satisfactorily backstopped and excluding up to $25.0 million of non-cash collateralized or backstopped letters of credit), exceeds 35% of the total amount of commitments under the New Revolving Credit Facility on such day.

The New Senior Secured Credit Facilities also limit Holdings’ activities to being a passive holding company and will also contain certain affirmative covenants and events of default customary for facilities of this type, including relating to a change of control. If an event of default occurs, the lenders under the New Senior Secured Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the New Senior Secured Credit Facilities and all actions permitted to be taken by secured creditors under applicable law.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On July 12, 2021, the Company issued a press release announcing that the Issuer completed the refinancing transactions described in this report.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Indenture, dated as of July 9, 2021, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

10.2	Amended and Restated Credit Agreement, dated as of July 9, 2021, among the Borrower, Holdings, each lender from time to time party thereto and Bank of America, N.A., as administrative agent.

99.1	Press release issued July 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Dale R. Gerard
Name:	Dale R. Gerard
Title:	Chief Financial Officer

Date: July 12, 2021

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